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                                                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to incorporation by reference in the registration statements of Outlook Group Corp. on Forms S-8 (Nos. 33-44491 and 33-44075) of our reports dated June 30, 1999, except for the information presented in footnote G for which the date is August 3, 1999, on our audits of the consolidated financial statements and financial statement schedule of Outlook Group Corp. and Subsidiaries as of May 31, 1999 and 1998, and for the years ended May 31, 1999, 1998, and 1997, which reports are included in this Annual Report on Form 10-K.








/s/ PricewaterhouseCoopers LLP



Milwaukee, Wisconsin
August 27, 1999